UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 9, 2017

Communications Sales & Leasing, Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-36708	46-5230630
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10802 Executive Center Drive Benton Building Suite 300 Little Rock, Arkansas	72211
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (501) 850-0820

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

On February 9, 2017, Communications, Sales & Leasing, Inc. (the “Company”) entered into a previously announced amendment (the “Amendment”) of its senior secured credit agreement dated April 24, 2015 (the “Credit Agreement”) by and among the Company, CSL Capital, LLC, the guarantors party thereto, the lenders party thereto, and Bank of America, N.A., as administrative agent and collateral agent. The Credit Agreement provided for a term loan B facility in an initial principal amount of $2.14 billion (which has since been reduced to $2,107 million as a result of amortization payments) maturing on October 24, 2022 (the “Term Loan Facility”) and a $500.0 million revolving credit facility that matures and terminates on April 24, 2020.

Pursuant to the Amendment, the outstanding $2,107 million principal amount of term loans under the Term Loan Facility (the “Existing Term Loans”) were replaced with a like aggregate principal amount of new term loans (the “New Term Loans”) having substantially similar terms as the Existing Term Loans, other than with respect to the applicable interest rate. The interest rate margin applicable to the New Term Loans was reduced from 2.50% to 2.00%, in the case of base rate loans and from 3.50% to 3.00% in the case of LIBOR loans (subject to a 1% floor on LIBOR).

The foregoing description of the Amendment is qualified in its entirety by reference to the Amendment, a copy of which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

The parties to the Amendment described above and certain of their respective affiliates have performed investment banking, commercial lending and advisory services for the Company from time to time for which they have received customary fees and expenses. These parties may, from time to time, engage in transactions with and perform services for the Company and its affiliates in the ordinary course of their business.

FORWARD-LOOKING STATEMENTS

Certain statements in this report  constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended from time to time.  Those forward-looking statements include all statements that are not historical statements of fact.  Words such as “anticipate(s),” “expect(s),” “intend(s),” “estimate(s),” “foresee(s),” “plan(s),” “believe(s),” “may,” “will,” “would,” “could,” “should,” “seek(s)” and similar expressions, or the negative of these terms, are intended to identify such forward-looking statements.  These statements are based on management’s current expectations and beliefs and are subject to a number of risks and uncertainties that could lead to actual results differing materially from those projected, forecasted or expected.  Although we believe that the assumptions underlying the forward-looking statements are reasonable, we can give no assurance that our expectations will be attained.  Factors which could materially alter our expectations with regard to the forward-looking statements or which could cause actual results to differ materially from our expectations include, but are not limited to the Risk Factors sections of our reports filed with the SEC.

The Company expressly disclaims any obligation to release publicly any updates or revisions to any of the forward looking statements set forth in this report to reflect any change in its expectations or any change in events, conditions or circumstances on which any statement is based.

Item 9.01 Financial Statements and Exhibits.

(d)     Exhibits.

The following exhibits are filed with this report:

Exhibit Number	Description
10.1

Amendment No. 2 to the Credit Agreement, dated as of February 9, 2017 by and among Communications Sales & Leasing, Inc. and CSL Capital, LLC, as borrowers, the guarantors party thereto, the lenders party thereto, and Bank of America, N.A., as administrative agent and collateral agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 9, 2017	COMMUNICATIONS SALES & LEASING, INC.

	By:	/s/ Daniel L. Heard
		Name:	Daniel L. Heard
		Title:	Executive Vice President — General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description
10.1

Amendment No. 2 to the Credit Agreement, dated as of February 9, 2017 by and among Communications Sales & Leasing, Inc. and CSL Capital, LLC, as borrowers, the guarantors party thereto, the lenders party thereto, and Bank of America, N.A., as administrative agent and collateral agent.